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                                                                   Exhibit 10.34


                       KEY EXECUTIVE SEVERANCE AGREEMENT

         This Key Executive Severance Agreement (the "Agreement") is dated as of September 4, 1996, and is made by and between Dove Audio, Inc., a California corporation (the "Company"), and Gerald Leider who is presently Chairman of the Board of and a consultant to the Company (the "Executive").

                                   WITNESSETH:
WHEREAS:
         A. The Executive is Chairman of the Board of and a consultant to the Company and an integral part of the Company's management.
         B. The Company wishes to assure both itself and the Executive of continuity of management generally, including continuity of management in the event of any actual or threatened change in control of the Company.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained and in further consideration of services performed and to be performed by Executive for the Company, it is hereby agreed by and between the parties as follows:

         1. Company's Right to Terminate. The Company may not terminate the consulting arrangement with Executive unless, to the extent provided for herein, the Company provides the benefits hereinafter specified in accordance with the terms hereof.

         2. Event. For purposes of this Agreement, an "Event" shall have the meaning set forth in the Company's 1994 Stock
Incentive Plan as in effect on the date hereof.

         3.       Termination of Consulting Arrangement.

                  (a) If an Event shall have occurred while Executive is a consultant to and Chairman of the Board of the Company, upon the subsequent Termination of the Consultancy of Executive within one (1) year of such Event, Executive shall be entitled to receive the benefits provided in Section 4(a) hereof.

                  (b) If there shall be a Termination of the Consultancy of Executive under any circumstances other than as set forth in Section 3(a) hereof, Executive shall be entitled to receive the benefits provided in Section 4(b) hereof.





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                  (c)      The phrase "Termination of the Consultancy" of
Executive for purposes of this Agreement shall mean:

                           (i)      Termination by the Company of the
consultancy of Executive for any reason other than death, Disability, Retirement or for Cause as defined below; or

                           (ii)     Termination by the Executive of his
consultancy to the Company within three (3) months of the occurrence of any of the following events:

                                    (A)     The assignment to Executive of any
duties materially inconsistent with his positions, duties, responsibilities and status with the Company immediately prior thereto, or a material change in Executive's reporting responsibilities, titles or offices as in effect immediately prior thereto, or any removal of Executive from or any failure to appoint Executive to any of such positions, except in connection with the termination of Executive's employment due to death, Disability, Retirement or for Cause;

                                    (B)     A material reduction by the Company
in Executive's consulting compensation as in effect on the date hereof or as the same may be increased from time to time;

                                    (C)     Subsequent to an Event, the failure
by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which Executive is participating at the time of an Event (or plans providing him with substantially similar benefits), the taking of any action by the Company which would materially adversely affect Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by him at the time of the Event;

                                    (D)     Any purported termination of
Executive's consultancy which is to effected pursuant to a Notice of Termination satisfying the requirements of Section 3(e) below; and for purposes of this Agreement, no such purported termination shall be effective.

                  (d) The words "Disability,: "Retirement" and "Cause" for purposes of this Agreement shall mean:


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                           (i)      Disability.  Termination by the Company of
Executive's consultancy based on "Disability" shall mean termination because of Executive's absence from his duties with the Company (or its subsidiaries) on a full-time basis for 130 consecutive business days, as a result of incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given following such absence Executive shall have returned to the regular performance of his duties.

                           (ii)     Retirement.  Termination by the Company of
Executive's consultancy based on "Retirement" shall mean termination in accordance with the Company's retirement policy (as if Consultant were an employee), including early retirement, generally applicable to its salaried employees.

                           (iii)    Cause.  Termination by the Company of
Executive's consultancy for "Cause" shall mean termination upon (A) the willful and continued failure by Executive to substantially perform his duties with the Company (or its subsidiaries) other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company, which specifically identifies the manner in which Executive has not substantially performed his duties, or (B) the willful engaging by Executive in misconduct which is materially injurious to the Company (or its subsidiaries), monetarily or otherwise, and that constitutes on the part of Executive common law fraud or a felony.

                  (e) Any purported termination by the Company pursuant to Sections (c)(i) or 3(d) above, or by Executive pursuant to Section 3(c)(ii) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's consultancy under the provision so indicated.

                  (f) "Date of Termination" shall mean (i) if Executive's consultancy is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that


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Executive shall not have returned to the performance of his duties on a regular basis during such thirty(30) day period), and (ii) if Executive's consultancy is terminated for any other reason, the date on which a Notice of Termination is given.

         4.       Certain Benefits Upon Termination.

                  (a) If there is a Termination of the consultancy of Executive as provided in Section 3(a) hereof, Executive shall be entitled to the following benefits:

                           (i)      The Company shall pay Executive his full
consulting compensation through the Date of Termination at the rate in effect at the time Notice of Termination; and

                           (ii)     The Company shall pay Executive his full
consulting compensation on a bi-weekly basis at the rate in effect at the time Notice of Termination is given for a two-year period following the Date of Termination.

                  (b) If there is a termination of the consultancy of Executive as provided in Section 3(b) hereof, Executive shall be entitled to the following benefits:

                           (i)      The Company shall pay Executive his full
consulting compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

                           (ii)     The Company shall pay Executive his full
consulting compensation on a bi-weekly basis at the rate in effect at the time Notice of Termination is given for a period of three months following the Date of Termination.

         5. Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in
Section 4 be reduced by any compensation earned by Executive as the result of employment by or consultancy to another employer after the Date of Termination, or otherwise.



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         6.       Successors; Binding Agreement.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

         7. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, in the records of the Company.

         8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; it being understood that this Agreement shall not provide or constitute any term of employment or consultancy to Executive, only certain severance provisions in the case of termination under certain


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circumstances.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have agreed as set forth above.

DOVE AUDIO, INC.



By:   /s/ Michael Viner
   -----------------------------
          Michael Viner
          President


Executive:



  /s/ Gerald Leider
-------------------------------
      Gerald Leider


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